AMENDMENT NO.2 TO THE
FUND PARTICIPATION AGREEMENT

This Amendment, dated as of October 23, 2017 among The Prudential Insurance Company of
America (“Company”), Neuberger Berman Advisers Management Trust (“Trust”) and Neuberger
Berman BD LLC (“NBBD”) (as successor distributor of the funds to Neuberger Berman Management
LLC, formerly known as Neuberger Berman Management Inc.), is made to the Fund Participation
Agreement, dated as of March 9, 2007, as amended (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to update Appendix A to the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with new Appendix A attached hereto.
2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

NEUBERGER BERMAN                     NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST             BD LLC
By: Brian Kerrane                     By: Brian Kerrane
Name: Brian Kerrane                    Name: Brian Kerrane
Title: Vice President                    Title: Vice President

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA
By: /s/ Paul Curran
Name: Paul Curran
Title:Vice President

APPENDIX A

The currently available Portfolios of the Trust are:

AMT Guardian Portfolio - Class I
AMT Guardian Portfolio- Class S
AMT International Equity Portfolio- Class I
AMT International Equity Portfolio- Class S
AMT Large Cap Value Portfolio- Class I
AMT Mid Cap Growth Portfolio- Class I
AMT Mid Cap Growth Portfolio- Class S
AMT Mid Cap Intrinsic Value Portfolio- Class I
AMT Mid Cap Intrinsic Value Portfolio- Class S
AMT Short Duration Bond Portfolio- Class I
AMT Socially Responsive Portfolio- Class I
AMT Socially Responsive Portfolio- Class S
AMT U.S. Equity Index PutWrite Strategy- Class S